                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2002

                         GOLD ENTERTAINMENT GROUP, INC.
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               (Exact name of Registrant as specified in charter)

Nevada                              0-29581              98-0206212

(State or other jurisdiction       (Commission File      (IRS Employer
of incorporation)                  Number)               Identification Number)

    2805 East Oakland Park Boulevard, PMB 363, Ft. Lauderdale, Florida 33306
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                     (Address of Principal Executive Office)

                                 (954) 782-5802
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               (Registrant's telephone number including area code)

                       Advanced Medical Technologies, Inc.
                 735 St. Albans Drive, Boca Raton, Florida 33485
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                     (Former name and address of Registrant)

Item 1.    Changes in Control of Registrant

     On April 5, 2002, the Stock Exchange and Merger Agreement entered into between Gold Entertainment Group, Inc. (the "Company") and Advanced Medical
Technologies, Inc., was filed with the Nevada Secretary of State. Advanced
Medical Technologies, Inc., has amended its name to Gold Entertainment Group,
Inc. The merger documents have been filed as an exhibit hereto.

     The Company intends to engage in the business of providing pre-paid
Internet access cards to be marketed through retail locations. The Company further intends to establish a network of distributors to market a variety of the Company's pre-paid Internet access cards through their existing channels. To accomplish this, the Company intends to build on existing relationships with potential distributors and to focus on strategic partnerships for distribution, marketing and billing systems.

Item 6.    Resignations of Registrant's Directors

     As a result of the merger, new officers were elected and the Company accepted the resignation of the sole officer/director, Donald Brumlik, President and Director. The Company elected the following individuals to serve in the following capacities:

                  Hamon Francis Fytton       President, Secretary and Director

                  Marc Boyer                 Director

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                GOLD ENTERTAINMENT GROUP, INC.

Date: April 12, 2002       By:  /s/ Hamon Francis Fytton
                                -----------------------------------
                                Hamon Francis Fytton, President and Director